Exhibit 23





               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-58686 and 33-53159) and in the Registration Statements on Form S-8 (Nos. 2-63038, 2-84088, 33-15319, 33-
16790, 33-28413, 33-35305 and 33-50813) of Gannett Co., Inc. of
our report dated January 26, 1995 appearing on page 43 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 8 of this Form 10-K.





s/ Price Waterhouse LLP
-----------------------
PRICE WATERHOUSE LLP


Washington, D.C.
March 24, 1995